Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

Company Contact:	Investor Relations Contacts:	Media Contact:
AngioDynamics Inc. Caitlin Stefanik (518) 795-1418 cstefanik@angiodynamics.com	FTI Consulting Jim Polson (312) 553-6730 Jim.Polson@fticonsulting.com, Kotaro Yoshida (212) 850-5690 Kotaro.Yoshida@fticonsulting.com	FTI Consulting Kimberly Ha (212) 850-5612 kimberly.ha@fticonsulting.com

AngioDynamics Reports Fiscal 2016 Third Quarter Results

•	Net sales of $87.4 million, up 1% year-over-year
•	GAAP earnings per share of $0.02; Non-GAAP adjusted EPS of $0.15, up 25% year-over-year
•	Operating cash generation of $12.4 million
•	FY2016 financial guidance updated

ALBANY, N.Y., (April 7, 2016) – AngioDynamics (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, surgery, peripheral vascular disease and oncology, today reported financial results for the third quarter of fiscal year 2016 ended February 29, 2016.

“We are pleased with our third quarter performance, including contributions from our key growth drivers, which was reflected in our net sales of $87.4 million, adjusted EPS of $0.15 and free cash flow of $11.7 million,” stated Michael Trimarchi, interim Chief Financial Officer. “The Peripheral Vascular business grew 8%, and included AngioVac growth of 28%. Demand for BioFlo continued during the quarter, which saw growth across all product segments in the Vascular Access business, and now represents 42% of the franchise. In Oncology/Surgery, our higher-margin growth driver products, Microwave and NanoKnife, continued to show procedural and utilization growth offsetting slower capital sales.”

Trimarchi added, “Third quarter results met our expectations, but top-line growth rates continue to reflect ongoing headwinds that we are facing, including competitive dynamics in vascular access, reimbursement challenges and slower growth internationally.”

“I believe there is a strong market opportunity for our products and a solid foundation upon which to grow,” said James Clemmer, President and Chief Executive Officer of AngioDynamics. “My focus will be to put us on a pathway toward sustainable and profitable growth through disciplined execution, efficient resource allocation and value-driven innovation.”

Third Quarter 2016 Financial Results
Net sales for the fiscal third quarter were $87.4 million, an increase of 1% compared with $86.6 million a year ago. On a constant currency basis and excluding the impact of the Morpheus product discontinuance, sales were up 3% compared to the third quarter last year.

The following comparisons exclude the BSC supply agreement.

Peripheral Vascular net sales in the third quarter were $49.8 million compared to $46.2 million in the fiscal year 2015 third quarter. Vascular Access net sales were $24.9 million compared to $26.4 million a year ago. Oncology/Surgery net sales were $12.0 million compared to $13.1 million in the prior year’s third quarter. Overall, net sales in the U.S. were $69.5 million compared to $68.4 million in the 2015 fiscal year third quarter. International net sales were $17.2 million compared to $17.3 million a year ago. On a constant currency basis, international sales grew 3%.

The Company’s net income $0.6 million, or $0.02 on a per share basis, compared to a net loss of $4.3 million, or $0.12 per share, in the third quarter of fiscal 2015. Excluding the items shown in the attached quarterly non-GAAP reconciliation table, adjusted net income was $5.4 million, or $0.15 per share, compared to adjusted net income of $4.4 million, or $0.12 per share, from the year ago third quarter.

EBITDA was $9.5 million or $0.26 per share, compared to a loss of $1.5 million, or $0.04 per share, a year ago. Adjusted EBITDA, excluding the items shown in the attached reconciliation table, was $14.0 million, or $0.38 per share, compared to $13.3 million, or $0.36 per share, in the year ago comparable period.

In the third quarter, the Company generated $12.4 million in operating cash flow. At February 29, 2016, cash and investments were $23.6 million and debt was $126.4 million.

Nine Months Financial Results
For the nine months ended February 29, 2016, net sales were $260.3 million compared to the $266.1 million reported a year ago. The Company’s net loss was $0.5 million, or $0.01 per share, compared to net loss of $2.5 million, or $0.07 per share, reported a year ago. Excluding the items shown in the attached quarterly non-GAAP reconciliation table, adjusted net income was $14.5 million, or $0.40 per share, compared to net income of $16.2 million, or $0.44 per share, a year ago. EBITDA was $26.1 million, or $0.72 per share, compared to EBITDA of $20.0 million, or $0.55 per share, a year ago. Adjusted EBITDA, excluding the items shown in the attached reconciliation table, was $39.2 million, or $1.08 per share, compared to $43.4 million, or $1.20 per share, in the year ago period.

Recent Events
•
James C. Clemmer appointed new president and chief executive officer, bringing more than 25 years of operational, manufacturing, marketing and business development experience in the global healthcare industry. Mr. Clemmer will also be appointed to the AngioDynamics’ board of directors.

•	The company announced a multi-year relationship with Merz North America to Market Asclera for venous insufficiency patients.

•
The company received 13 regulatory clearances during the third quarter, including the approval of the Celerity PICC Tip Confirmation System with Navigation in Canada and AngioVac in Australia and New Zealand.

Fiscal Year 2016 and Fourth Quarter Financial Guidance
The Company restated its FY2016 net sales guidance to $347 to $350 million and adjusted earnings per share (EPS) of $0.54 to $0.58. The Company expects fourth quarter net sales to be in the range of $87 to $90 million and adjusted EPS of $0.14 to $0.18. The company reiterated its FY2016 cash flow guidance of $30 million.

Conference Call

AngioDynamics will host a conference call today at 4:30 p.m. ET to discuss its third quarter results. To participate in the live call by telephone, please call 800-533-7619 and reference the Conference ID: 3916864. In addition, a live webcast and archived replay of the call will be available at investors.angiodynamics.com. To access the live webcast, please go to the website 15-minutes prior its start to register, download and install the necessary software.

Use of Non-GAAP Measures
Management uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported net sales excluding a supply agreement; adjusted sales growth; EBITDA (income before interest, taxes, depreciation and amortization); adjusted EBITDA; adjusted gross profit; adjusted net income and adjusted earnings per share. Additionally, this press release evaluates results on a constant currency basis. As a non-GAAP measure, constant currency excludes the impact of foreign currency exchange rate fluctuations. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics
AngioDynamics Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics' diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories, angioplasty products, drainage products, thrombolytic products and venous products. More information is available at AngioDynamics.com.

Trademarks
AngioDynamics, the AngioDynamics logo, BioFlo, Celerity, Morpheus, NanoKnife and AngioVac, are trademarks and/or registered trademarks of AngioDynamics Inc., an affiliate or a subsidiary. Asclera is a registered trademark of Chemische Fabrik Kreussler & Co. GmbH.

Safe Harbor
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2015 and its quarterly reports on Form 10-Q for the fiscal period ended August 31, 2015 and November 30, 2015. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended		Nine months ended
	Feb 29,	Feb, 28	Feb 29,	Feb, 28
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Net sales	$87,384	$86,597	$260,321	$266,077
Cost of sales	43,900	48,746	127,829	134,745
Gross profit	43,484	37,851	132,492	131,332
% of net sales	49.8%	43.7%	50.9%	49.4%

Operating expenses
Research and development	5,808	6,855	18,189	19,642
Sales and marketing	20,301	19,355	61,429	60,405
General and administrative	6,784	6,917	22,300	22,213
Amortization of intangibles	4,458	5,106	13,356	13,182
Change in fair value of contingent consideration	(31)	(10,044)	630	(8,626)
Acquisition, restructuring and other items, net	3,042	18,779	9,098	23,745
Medical device excise tax	435	1,034	2,416	3,105
Total operating expenses	40,797	48,002	127,418	133,666
Operating income (loss)	2,687	(10,151)	5,074	(2,334)
Other income (expense), net	(1,675)	(1,828)	(5,464)	(5,398)
Income (loss) before income taxes	1,012	(11,979)	(390)	(7,732)
Income tax expense (benefit)	382	(7,717)	99	(5,278)
Net income (loss)	$630	$(4,262)	$(489)	$(2,454)

Earnings (loss) per share
Basic	$0.02	$(0.12)	$(0.01)	$(0.07)
Diluted	$0.02	$(0.12)	$(0.01)	$(0.07)

Weighted average shares outstanding
Basic	36,146	35,755	36,083	35,568
Diluted	36,390	35,755	36,083	35,568

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Gross Profit to non-GAAP Adjusted Gross Profit

	Three months ended		Nine months ended
	Feb 29,	Feb, 28	Feb 29,	Feb, 28
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Gross profit	$43,484	$37,851	$132,492	$131,332

Recall expenses included in cost of sales	6	4,997	(92)	4,997
Adjusted gross profit	$43,490	$42,848	$132,400	$136,329
Adjusted gross profit % of sales	49.8%	49.5%	50.9%	51.2%

Reconciliation of Net Income to non-GAAP Adjusted Net Income:

	Three months ended		Nine months ended
	Feb 29,	Feb, 28	Feb 29,	Feb, 28
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Net income (loss)	$630	$(4,262)	$(489)	$(2,454)

Recall expenses included in cost of sales	6	4,997	(92)	4,997
Amortization of intangibles	4,458	5,106	13,356	13,182
Change in fair value of contingent consideration	(31)	(10,044)	630	(8,626)
Fixed and intangible asset impairments	-	9,074	-	9,074
Indefinite-lived intangible asset impairment	-	6,400	-	6,400
Acquisition, restructuring and other items, net (1)	3,042	3,305	9,098	8,271
Tax effect of non-GAAP items (2)	(2,673)	(10,221)	(8,038)	(14,610)
Adjusted net income	$5,432	$4,355	$14,465	$16,234

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended		Nine months ended
	Feb 29,	Feb, 28	Feb 29,	Feb, 28
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Diluted earnings (loss) per share	$0.02	$(0.12)	$(0.01)	$(0.07)

Recall expenses included in cost of sales	0.00	0.14	(0.00)	0.14
Amortization of intangibles	0.12	0.14	0.37	0.36
Change in fair value of contingent consideration	(0.00)	(0.27)	0.02	(0.24)
Fixed and intangible asset impairments	-	0.25	-	0.25
Indefinite-lived intangible asset impairment	-	0.18	-	0.18
Acquisition, restructuring and other items, net (1)	0.08	0.09	0.25	0.23
Tax effect of non-GAAP items (2)	(0.07)	(0.28)	(0.22)	(0.40)
Adjusted diluted earnings per share	$0.15	$0.12	$0.40	$0.44

Adjusted diluted sharecount	36,390	36,526	36,466	36,236

(1) Includes costs related to mergers and acquisition activities, integrations, restructurings, debt refinancings, litigation, and other items.
(2) Represents the net tax effect of non-GAAP adjustments.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA:

	Three months ended		Nine months ended
	Feb 29,	Feb, 28	Feb 29,	Feb, 28
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Net income (loss)	$630	$(4,262)	$(489)	$(2,454)

Income tax expense (benefit)	382	(7,717)	99	(5,278)
Other income (expense), net	1,675	1,828	5,464	5,398
Depreciation and amortization	6,859	8,633	21,040	22,363
EBITDA	9,546	(1,518)	26,114	20,029

Recall expenses included in cost of sales	6	4,997	(92)	4,997
Change in fair value of contingent consideration	(31)	(10,044)	630	(8,626)
Fixed and intangible asset impairments	-	9,074	-	9,074
Indefinite-lived intangible asset impairment	-	6,400	-	6,400
Acquisition, restructuring and other items, net (1,2)	2,794	2,929	8,097	7,142
Stock-based compensation	1,640	1,488	4,500	4,389
Adjusted EBITDA	$13,955	$13,326	$39,249	$43,405

Per diluted share:
EBITDA	$0.26	$(0.04)	$0.72	$0.55
Adjusted EBITDA	$0.38	$0.36	$1.08	$1.20

(1) Includes costs related to mergers and acquisition activities, integrations, restructurings, debt refinancings, litigation, and other items.
(2) Excludes depreciation expense captured in the depreciation and amortization component of the reconciliation.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
PRELIMINARY NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(unaudited in thousands)

	Three months ended					Nine months ended
				Currency	Constant				Currency	Constant
	Feb 29,	Feb, 28%		Impact	Currency	Feb 29,	Feb, 28%		Impact	Currency
	2016	2015	Growth	(Pos) Neg	Growth	2016	2015	Growth	(Pos) Neg	Growth

Net Sales by Product Category
Peripheral Vascular	$49,785	$46,195	8%			$147,943	$142,996	3%
Vascular Access	24,911	26,400	-6%			74,576	80,793	-8%
Oncology/Surgery	11,998	13,066	-8%			35,706	39,062	-9%
Total Excluding Supply Agreement	86,694	85,661	1%	1%	2%	258,225	262,851	-2%	1%	-1%
Supply Agreement	690	936	-26%	0%	-26%	2,096	3,226	-35%	0%	-35%
Total	$87,384	$86,597	1%	1%	2%	$260,321	$266,077	-2%	1%	-1%
	0	0				0	0

Net Sales by Geography
United States	$69,513	$68,410	2%	0%	2%	$208,529	$208,848	0%	0%	0%
International	17,181	17,251	0%	3%	3%	49,696	54,003	-8%	5%	-3%
Supply Agreement	690	936	-26%	0%	-26%	2,096	3,226	-35%	0%	-35%
Total	$87,384	$86,597	1%	1%	2%	$260,321	$266,077	-2%	1%	-1%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Feb 29,	May 31,
	2016	2015
	(unaudited)	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$21,897	$18,391
Marketable securities	1,666	1,689
Total cash and investments	23,563	20,080

Accounts receivable, net	54,446	58,428
Inventories	65,792	67,388
Prepaid income taxes	917	770
Prepaid expenses and other	4,683	4,783
Total current assets	149,401	151,449

Property, plant and equipment, net	49,693	54,560
Other non-current assets	5,524	5,288
Intangible assets, net	168,080	181,806
Goodwill	361,252	361,252
Deferred income taxes, long-term	19,563	19,268
Total Assets	$753,513	$773,623

Liabilities and Stockholders' Equity
Accounts payable	$18,067	$23,668
Accrued liabilities	17,979	18,331
Income taxes payable	380	439
Current portion of long-term debt	12,500	8,750
Current portion of contingent consideration	12,653	9,969
Total current liabilities	61,579	61,157
Long-term debt, net of current portion	113,910	128,910
Deferred income taxes, long-term	1,119	1,119
Contingent consideration, net of current portion	25,243	37,415
Other long-term liabilities	917	-
Total Liabilities	202,768	228,601

Stockholders' equity	550,745	545,022
Total Liabilities and Stockholders' Equity	$753,513	$773,623

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended		Nine months ended
	Feb 29,	Feb, 28	Feb 29,	Feb, 28
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income (loss)	$630	$(4,262)	$(489)	$(2,454)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,979	8,777	21,399	22,776
Stock-based compensation	1,640	1,488	4,500	4,389
Change in fair value of contingent consideration	(31)	(10,044)	630	(8,626)
Fixed and intangible asset impairments and disposals	53	15,588	675	15,588
Deferred income taxes	234	(7,823)	(373)	(4,138)
Change in accounts receivable allowance	1,017	315	1,355	659
Other	261	19	-	(70)
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(2,416)	466	2,492	3,535
Inventories	4,930	6,605	1,457	(7,476)
Prepaid and other assets	1,359	1,393	(241)	(2,319)
Accounts payable and accrued liabilities	(2,262)	(290)	(4,733)	(6,428)
Net cash provided by (used in) operating activities	12,394	12,232	26,672	15,436

Cash flows from investing activities:
Additions to property, plant and equipment	(727)	(3,515)	(1,895)	(11,038)
Acquisition of warrants	(2,000)	-	(2,000)	-
Acquisition of intangible assets	(18)	(754)	(18)	(1,004)
Other cash flows from investing activities	-	-	25	-
Net cash provided by (used in) investing activities	(2,745)	(4,269)	(3,888)	(12,042)

Cash flows from financing activities:
Repayment of long-term debt	(7,500)	(6,250)	(11,250)	(8,750)
Proceeds from issuance of long-term debt and revolver borrowings	-	-	-	15,000
Payment of Contingent Consideration	-	-	(9,850)	(11,222)
Proceeds from exercise of stock options and ESPP	703	3,510	1,933	5,613
Net cash provided by (used in) financing activities	(6,797)	(2,740)	(19,167)	641

Effect of exchange rate changes on cash	49	(396)	(111)	(436)
Increase (Decrease) in cash and cash equivalents	2,901	4,827	3,506	3,599

Cash and cash equivalents
Beginning of period	18,996	14,877	18,391	16,105
End of period	$21,897	$19,704	$21,897	$19,704
	-	-	-